Exhibit 10.9

SETTLEMENT AND TERMINATION AGREEMENT

THIS SETTLEMENT AND TERMINATION AGREEMENT (this “Agreement”) is dated as of January 14, 2022

BETWEEN:

LODE STAR GOLD, INC., a Nevada corporation having an address at 13529 Skinner Road, Suite N, Cypress, TX 77429

(the “Optionor”)

AND:

LODE STAR MINING INC., a Nevada corporation having an address at 1 East Liberty Street, Suite 600, Reno, NV 89501

(the “Optionee”)

WHEREAS:

A.	The Optionor and the Optionee are parties to a mineral option agreement dated effective October 4, 2014, as amended on October 31, 2019 (together, the “Option Agreement”);

B.	Pursuant to the Option Agreement, on December 11, 2014, the Optionee issued 35,000,000 shares of the Optionee’s common stock (collectively, the “Shares”) to the Optionor in consideration for a 20% undivided interest in and to the property that is the subject of the Option Agreement (the “Interest”);

C.	The Optionee is presently in default of certain of its obligations under the Option Agreement; and

D.	The parties desire to enter into this Agreement in order to, among other things, formally terminate the Option Agreement and settle all outstanding matters between them of whatever kind or nature.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Option Agreement is hereby terminated, with the effect that, among other things, all representations, warranties, covenants and agreements of the parties set forth therein shall be of no further force or effect except as set forth in Section 17.8 of the Option Agreement. For greater certainty, the parties acknowledge and confirm that, notwithstanding the language in Section 12.2 of the Option Agreement, the Option Agreement remained in full force and effect up to the date hereof.

2.	In connection with the foregoing termination, and in consideration for the surrender of the Interest by the Optionee to the Optionor, which surrender is being completed concurrently herewith, the Optionor hereby agrees to forgive an aggregate of $2,223,894, or such other sum as may be owing by the Optionee to the Optionor in accrued, unpaid indebtedness under the Option Agreement as of the date hereof (the “Debt”), whichever is greater, and fully, finally, irrevocably and unconditionally releases, remises, acquits and discharges the Optionee from its obligation to repay the Debt.

3.	Each party on behalf of itself and its respective directors, officers, employees, agents, attorneys, parent companies, subsidiaries, affiliated companies, predecessors, successors and assigns (collectively, “Affiliates”), hereby releases, acquits and forever discharges the other party and its Affiliates from any and all actions, causes of action, suits, claims, proceedings, demands, losses, debts, liabilities, obligations, promises, acts, omissions, agreements, costs, charges, expenses, damages and injuries, of whatever kind or nature and however arising, whether known or unknown, suspected or unsuspected, fixed or contingent (collectively, “Claims”), which one party now has or at any time hereafter can, shall or may have against the other party and its Affiliates, by reason of or arising out of any cause, act, deed, contract, matter, thing or omission related to the Option Agreement including, for greater certainty, the Debt.

4.	Each party acknowledges that the foregoing mutual release does not constitute any admission of liability whatsoever on the part of either party.

5.	For the consideration expressed herein, each party agrees not to solicit, encourage, fund or assist any third party to initiate or continue any Claim against the other party and its Affiliates related to the matters described herein. In addition, each party agrees not to initiate or continue any Claim against any other person who might claim contribution or indemnity from the other party, either in the State of Nevada or elsewhere.

6.	Each party shall defend, indemnify and hold the other harmless from and against any and all Claims (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon the other party arising out of or relating to (a) any failure or breach by the party to perform any of its covenants, agreements or obligations under this Agreement, or (b) any inaccuracy or incompleteness of any representation or warranty of the party contained in this Agreement or in any document delivered in connection herewith.

7.	Each party represents and warrants to the other party that: (a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; (b) the execution of this Agreement and the performance of its obligations hereunder do not and will not violate any agreement to which it is a party or by which it is bound; and (c) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

8.	Each party further represents and warrants that: (a) there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any Claim which such party or its Affiliates may have against the other party; (b) such party has (i) carefully read and understands the contents of this Agreement; (ii) received independent legal advice from counsel of such party’s choosing in connection with the subject matter hereof, and such advice is reflected in the provisions of this Agreement; and (iii) not been influenced to any extent whatsoever in doing so by the other party or any other person, except for those representations, statements and promises expressly set forth herein.

9.	Each party agrees to perform and instruct its agents to perform such further acts, to execute such further documents and to do such further and other things as may appropriate, necessary or desirable to carry out the full intent and meaning of this Agreement.

10.	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and the contents of this Agreement constitute a binding contract and nothing herein contained is a mere recital.

11.	This Agreement shall inure to the benefit of and be binding upon the parties and their respective Affiliates.

12.	In the event that any provision of this Agreement is held to be void, voidable or unenforceable, the remaining provisions hereof shall remain in full force and effect.

13.	Each person executing this Agreement on behalf of a party represents and warrants that such person is authorized to execute this Agreement on behalf of that party and that the execution of this Agreement is the lawful act of each of that party and therefore binds that party.

14.	This Agreement may only be amended, assigned or transferred with the express written consent of each of the parties.

15.	All references to currency in this Agreement are to United States dollars.

16.	This Agreement may be executed and delivered electronically and in any number of counterparts, each of which constitute an original and all of which together shall constitute one and the same agreement.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LODE-STAR GOLD, INC.		LODE STAR MINING INC.

By:		By:
	Name: Lonnie Humphries		Name: Mark Walmesley
	Title: President		Title: CEO